Exhibit 28.e.i
UNDERWRITING AGREEMENT
     This Agreement made as of July 21, 2011 by and between Advisers Investment Trust (the “Trust”), an Ohio business trust and an open-end registered investment company, BHIL Distributors, Inc., an Ohio corporation (“Underwriter”) and Independent Franchise Partners, LLP, a limited liability partnership organized under the laws of England and Wales (the “Investment Adviser”).
     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “Act”); and
     WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission (“SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”); and
     WHEREAS, Investment Adviser is authorized and regulated by the Financial Services Authority in the United Kingdom and is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (“Advisers Act”); and
     WHEREAS, the Trust and Underwriter are desirous of entering into an agreement providing for the distribution by Underwriter of shares of beneficial interest (the “Shares”) of each of those series of the Trust as reflected on Schedule A (the “Series”) and Investment Adviser is willing to pay Underwriter for its services provided under this Agreement.
     NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:
     1. Appointment.
          (a) The Trust appoints Underwriter as its exclusive agent for the distribution of the Shares, and Underwriter hereby accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Trust shall not sell any Shares except on the terms set forth in this Agreement. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.
          (b) Underwriter may engage in such activities as the parties deem appropriate in connection with the promotion and sale of the Shares, including those activities listed on Schedule B attached hereto, which may be amended from time to time. Underwriter shall have no obligation to make any payments to any third parties, whether as financing of commissions, sales concessions or similar payments; finder’s fees; compensation; or otherwise, unless: (i) Underwriter has received a corresponding payment from the Trust as described in Section 7 of this Agreement, from the Trust’s

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investment adviser or from another source as may be permitted by applicable law, and (ii) such corresponding payment has been approved by the Trust’s Board of Trustees.
          (c) In its capacity as distributor of the Shares, all activities of the Underwriter and its officers, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the Act, all applicable rules and regulations promulgated by the SEC thereunder, and all applicable rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934. During the term of this Agreement, Underwriter shall maintain its legal status as a distributor and shall comply with applicable laws, rules and regulations, including those of FINRA applicable to it. Underwriter shall review written advertisements and sales literature for compliance with FINRA requirements.
     2. Sale and Repurchase of Shares.
          (a) Underwriter will have the right, as agent for the Trust, to enter into dealer agreements with responsible financial intermediaries, and to sell Shares to such financial intermediaries against orders therefore at the public offering price (as defined in subparagraph 2(d) hereof) stated in the Trust’s effective Registration Statement on Form N-1A under the Securities Act of 1933, as amended, including the then-current prospectus, summary prospectus, if applicable, and statement of additional information (the “Registration Statement”). Upon receipt of an order to purchase Shares from a dealer with whom Underwriter has a dealer agreement, Underwriter will promptly cause such order to be filled by the Trust.
          (b) Underwriter will also have the right, as an agent for the Trust, to sell such Shares to the public against orders thereof at the public offering price.
          (c) Underwriter will also have the right to take, as agent for the Trust, all actions which, in Underwriter’s judgment, are necessary to carry into effect the distribution of the Shares
          (d) The public offering price for the Shares of each Series shall be the respective net asset value of the Shares of the Series then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the SEC promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by FINRA Rules.
          (e) The net asset value of the Shares of each Series shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Series shall be calculated by the Trust or by another entity on behalf of the Trust. Underwriter shall have no duty to inquire into or liability for the accuracy of the net asset value per share as calculated.

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          (f) On every sale, the Trust shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which Underwriter shall have received an order for the purchase of the Shares.
          (g) Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.
          (h) Nothing in this Agreement shall prevent Underwriter or any affiliated person (as defined in the Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or any such affiliated person from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.
          (i) Underwriter, as agent of and for the account of the Trust, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.
     3. Sale of Shares by the Trust.
          The Trust reserves the right to issue any Shares at any time directly to the holders of the Shares (“Shareholders”), to sell Shares to its Shareholders or to any other persons at not less than net asset value and to issue Shares in exchange for shares of any corporation or trust.
     4. Basis of Sale of Shares.
          Underwriter does not agree to sell any specific number of Shares. Underwriter, as agent for the Trust, undertakes to sell Shares on a best-efforts basis only against orders therefore.
     5. FINRA Rules, etc.
          (a) Underwriter will conform to FINRA Rules and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.
          (b) Underwriter will require each dealer with whom Underwriter has a dealer agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of the Shares, and neither Underwriter nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

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          (c) Underwriter agrees to furnish to the Trust sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in adequate time for the Trust to file them with the proper authorities.
          (d) Underwriter, at its own expense, will qualify as a dealer or broker, or otherwise, under all applicable state or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.
          (e) Underwriter shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the Registration Statement, covering the Shares, in shareholder reports and any other documents required to be delivered to Shareholders (“Fund Documents”) and in printed information covering the Shares approved by the Trust as information supplemental to such Registration Statement. Copies of the then-effective prospectus, summary prospectus and statement of additional information and any such printed supplemental information will be supplied by the Trust or its designee to Underwriter in reasonable quantities upon request in either electronic or paper format as mutually agreed upon.
          (f) Trust agrees to use its best efforts to maintain its registration as a diversified open-end management investment company under the Act, to register and maintain registration of its Shares under the Securities Act of 1933, to qualify such Shares with the appropriate states and to comply with applicable laws, rules and regulations applicable to it.
          (g) Trust and Investment Adviser acknowledge that Underwriter is a wholly-owned subsidiary of a publicly-held company, as described in Schedule C, and agrees to abide by the requirements of Rule 12d3-1 of the Act prohibiting Trust from acquiring shares of the Underwriter or its affiliates.
     6. Records and Documents to be Supplied by Trust.
          The Trust shall furnish to Underwriter copies of all information, financial statements and other documents which Underwriter may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one copy, upon request by Underwriter, of all financial statements prepared for the Trust by independent public accountants.
     7. Fees and Expenses.
          For performing its services under this Agreement, Underwriter will receive an annual fee, paid monthly, as applicable, either through front-end sales load, 12b-1 fees or fees paid from the Investment Adviser pursuant to Schedule D.
          The Trust or Investment Adviser shall promptly reimburse Underwriter for any expenses which are to be paid by the Trust in accordance with the following

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paragraph. In the performance of its obligations under this Agreement, Underwriter will pay only the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining its relationships with the dealers selling the Shares, including costs and expenses related to maintaining firm-level broker dealer registrations with regulatory entities, maintaining net capital qualifications, and other costs related to maintaining office space, furnishings, equipment, and personnel related to operating the firm. All other costs in connection with the offering of the Shares will be paid in accordance with agreements between the Trust, Underwriter, Investment Adviser and/or the Trust’s Administrator as permitted by applicable law, including the Act and rules and regulations promulgated thereunder. These cost include, but are not limited to, licensing fees, filing fees, travel and such others expenses as may be incurred by Underwriter on behalf of the Trust.
     8. Indemnification of the Trust and Investment Adviser.
          Underwriter agrees to indemnify and hold harmless the Trust, Investment Adviser and each person who has been, is, or may hereafter be a trustee, director, officer, employee, shareholder or control person of the Trust (“Trust/Investment Adviser Indemnitees”) against any loss, damage or expense (including the reasonable costs of investigating or defending any claim, action, suit or proceeding and any reasonable counsel fees) reasonably incurred by Trust/Investment Adviser Indemnitees in connection with any claim or in connection with any action, suit or proceeding (“Claims”) to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Trust-related advertisement or sales literature, or upon the omission or alleged omission to state a material fact in such materials necessary to make the statements therein not misleading, which untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Trust by the Underwriter or any agent or employee of Underwriter or any other person for whose acts Underwriter is responsible, for use in the Registration Statement or in corresponding statements made in any advertisement or sales literature, unless such statement or omission was made in reliance upon written information furnished by the Trust; (b) the willful misfeasance, bad faith or negligence of the Underwriter in the performance of its obligations under this Agreement, or the Underwriter’s reckless disregard of its obligations under this Agreement; (c) the Underwriter’s failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder; or (d) Underwriter’s failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares; provided, however, that the Underwriter’s agreement to indemnify the Trust/Investment Adviser Indemnitees pursuant to this Paragraph 8 shall not be construed to cover any Claims (A) arising out of or based upon the willful misfeasance, bad faith or negligence, including clerical errors and mechanical failures, of the Trust in the performance of its obligations under this Agreement or the Trust’s or Investment Adviser’s reckless disregard of its obligations under this Agreement; or (B) arising out of or based upon the Trust’s or Investment Adviser’s failure to comply with laws, rules and regulations

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applicable to it in connection with its activities hereunder. The term “expenses” for purposes of Paragraphs 8 and 9 includes amounts paid in satisfaction of judgments or in settlements which are made with the indemnifying party’s consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust, the Investment Adviser or each such person may be entitled as a matter of law.
          In the event of a Claim for which the Trust/Investment Adviser Indemnitees may be entitled to indemnification hereunder, the Trust or Investment Adviser shall fully and promptly advise the Underwriter in writing of all pertinent facts concerning such Claim, but failure to do so in good faith shall not affect the Underwriter’s indemnification obligations under this Agreement except to the extent that the Underwriter is materially prejudiced thereby. The Underwriter will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Underwriter and approved by the Trust or Investment Adviser, which approval shall not be unreasonably withheld. In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Underwriter’s part, the Trust or Investment Adviser shall have the right to participate in the defense. In the event the Underwriter elects to assume the defense of any such suit and retain counsel of good standing so approved by the Trust or Investment Adviser, the Trust/Investment Adviser Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Underwriter does not elect to assume the defense of any such suit or in case the Trust or Investment Adviser reasonably withholds approval of counsel chosen by the Underwriter, the Underwriter will reimburse the Trust/Investment Adviser Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Paragraph 8. The Underwriter’s indemnification agreement contained in this Paragraph 8 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust/Investment Adviser Indemnitees, and shall survive the delivery of any Shares.
     9. Indemnification of Underwriter
          The Trust and Investment Adviser agree to indemnify and hold harmless each person who has been, is, or may hereafter be a director, officer, employee, shareholder or control person of Underwriter (“Underwriter Indemnitees”) against any loss, damage or expense (including the reasonable costs of investigating or defending any claim, action, suit or proceeding and any reasonable counsel fees) reasonably incurred by Underwriter Indemnitees in connection with any claim or in connection with any action, suit or proceeding (“Claims”) to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon: (a) the Underwriter acting as distributor of the Trust and each Series; (b) the Underwriter or any subsidiary or affiliate of the Underwriter acting as a member of the National Securities Clearing Corporation (or any successor or other entity performing similar functions) (“NSCC”) and performing transaction on behalf of the Trust (including but not limited to payments made by Underwriter on behalf of the Trust or “as of” transactions authorized by the Trust); (c) the

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Underwriter or any subsidiary or affiliate of the Underwriter entering into selling agreements, dealer agreements, participation agreements, NSCC Trust SERV or Networking agreements or similar agreements (collectively, “Dealer Agreements”) with financial intermediaries on behalf of the Trust; (d) any of the following: (i) any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement, (ii) any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement or necessary to make the statements therein not misleading, or (iii) any untrue statement, or alleged untrue statement, of a material fact in any Trust-related advertisement or sales literature, or any omission, or alleged omission, to state a material fact required to be stated therein to make the statements therein not misleading, in either case notwithstanding the exercise of reasonable care in the preparation or review thereof by the Underwriter; (e) the material breach by the Trust or Investment Adviser of any provision of this Agreement; provided, however, that the Trust and Investment Adviser’s agreement to indemnify the Underwriter Indemnitees pursuant to this Paragraph 9 shall not be construed to cover any Claims (A) pursuant to subsection (d) above to the extent such untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Trust or Investment Adviser by the Underwriter for use in the Registration Statement or in corresponding statements made in the prospectus, advertisement or sales literature; (B) arising out of or based upon the willful misfeasance, bad faith or negligence, including clerical errors and mechanical failures, on the part of any of such persons in the performance of Underwriter’s duties or from the reckless disregard by any of such persons of Underwriter’s obligations and duties under this Agreement, or (C) arising out of or based upon the Underwriter’s failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder, for all of which exceptions Underwriter shall be liable to the Trust and Investment Adviser.
          In the event of a Claim for which the Underwriter Indemnitees may be entitled to indemnification hereunder, the Underwriter shall fully and promptly advise the Trust and Investment Adviser in writing of all pertinent facts concerning such Claim, but failure to do so in good faith shall not affect the Trust and Investment Adviser’s indemnification obligations under this Agreement except to the extent that the Trust and Investment Adviser are materially prejudiced thereby. The Trust and Investment Adviser will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Trust and Investment Adviser and approved by the Underwriter, which approval shall not be unreasonably withheld. In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Trust and Investment Adviser’s part, the Underwriter shall have the right to participate in the defense. In the event the Trust and Investment Adviser elect to assume the defense of any such suit and retain counsel of good standing so approved by the Underwriter, the Underwriter Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Trust and Investment Adviser do not elect to assume the defense of any such suit or in case the Underwriter reasonably withholds approval of counsel chosen by the Trust and Investment Adviser, the Trust and Investment Adviser will reimburse the Underwriter Indemnitees named as defendants in such suit, for the reasonable fees

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and expenses of any counsel retained by them to the extent related to a Claim covered under this Paragraph 9. The Trust and Investment Adviser’s indemnification agreement contained in this Paragraph 9 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter Indemnitees, and shall survive the delivery of any Shares.
     10. Termination and Amendment of this Agreement.
          This Agreement shall automatically terminate, without payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Underwriter and (ii) either by action of the Board of Trustees of the Trust, including a majority of the Trustees of the Trust who are not “interested persons” of the Trust or of Underwriter as that term is defined in the Investment Company Act of 1940 (“Independent Trustees”) or by the affirmative vote of a majority of the outstanding Shares of the Trust and (iii) Investment Adviser.
          Either the Trust, the Investment Adviser or Underwriter may at any time terminate this Agreement on sixty (60) days written notice delivered or mailed, postage prepaid, to the other party.
     11. Effective Period of this Agreement.
          This Agreement shall take effect upon its execution and shall remain in full force and effect for an initial two (2) year-period from the date of this Agreement (unless terminated automatically as set forth in Paragraph 10), and from year to year thereafter, subject to annual approval (i) by a majority of the Board of Trustees of the Trust, including a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such renewal or (ii) by a vote of a majority of the outstanding Shares of the Trust.
     12. New Series
          The terms and provisions of this Agreement shall become automatically applicable to any additional series of the Trust established during the initial or renewal term of this Agreement, as outlined on Schedule A.
     13. Successor Investment Trust.
          Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provision of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of reorganization, recapitalization or change of domicile.

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     14. Anti-Money Laundering Compliance.
          (a) The Underwriter and the Trust each acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Underwriter shall also provide written notice to each person or entity with which it entered an agreement prior to the date hereof with respect to sale of the Trust’s Shares, such notice informing such person of anti-money laundering compliance obligations applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with laws.
          (b) The Underwriter shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Underwriter with any dealer that is authorized to effect transactions in Shares of the Trust.
          (c) Each of Underwriter and the Trust agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”). Underwriter undertakes that it will grant to the Trust, the Trust’s Anti-Money Laundering Officer and regulatory agencies, reasonable access to copies of Underwriter’s AML Operations, books and records pertaining to the Trust only. It is expressly understood and agreed that the Trust and the Trust’s compliance officer shall have no access to any of Underwriter’s AML Operations, books or records pertaining to other clients of Underwriter.
     15. Limitation of Liability.
          It is expressly agreed that the obligation of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.
     16. Severability.
          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

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     17. Questions of Interpretation.
          (a) This Agreement shall be governed by the laws of the State of Ohio.
          (b) Any question of interpretation of any term of provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
     18. Notices.
          Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and Investment Adviser for this purpose shall be the address listed on the signature block below and that the address of Underwriter for this purpose shall be 4041 N. High Street, Suite 402, Columbus, OH 43214.
     19. Privacy and Confidentiality
          Each party hereto agrees that any Nonpublic Personal Information, as the term is defined in Securities and Exchange Commission Regulation S-P (“Reg. S-P”), that may be disclosed by a party hereunder to the other party hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement, and contemplates that such information may be disclosed to and from the Trust’s designees pursuant to terms of written agreements and, as permitted, under agreements with dealers who have a written agreement with Underwriter as well; provided however that the parties represent that any such written agreements contain specific representations about safeguards and compliance policies and procedures implemented under Reg S-P. Each party agrees that, with respect to such information, it will comply with Reg. S-P and any other applicable regulations and that it will not disclose any Non-Public Personal Information received in connection with this Agreement to any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law. This section shall survive the termination of this Agreement.
     20. Counterparts.
          This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the Trust, Investment Adviser and Underwriter have each caused this Agreement to be signed in duplicate on their behalf, all as of the day and year first above written.

Advisers Investment Trust

/s/ Scott Englehart Name: Scott Englehart
Title: President
Trust Address: 4041 N. High Street, Suite 402
Columbus, Ohio 43214

BHIL Distributors, Inc.

/s/ Dina Tantra Name: Dina Tantra
Title: Chief Compliance Officer
Address: 4041 N. High Street, Suite 402
Columbus, Ohio 43214

Independent Franchise Partners, LLP

/s/ Michael Allison	/s/ Jayson Vowles

Name: Michael Allison	Jayson Vowles
Title: Partner	Partner
Investment Adviser Address: 20 Balderton Street
London W1K 6TL
United Kingdom

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Schedule A
List of Funds
This Schedule A shall apply to the following series of the Trust which are advised by Independent Franchise Partners, LLP (the “Adviser”) as a series now in existence and listed below, as well as such additional series as may be established by the Trust from time to time and advised by the Adviser (each series a “Fund” and collectively, the “Funds”):
FUND NAME(S)
Independent Franchise Partners US Franchise Equity Fund

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Schedule B
In exchange for the fees described in Paragraph 7, Underwriter shall perform the following services:
1.	Solicit and deliver orders for sale of Shares;

2.	Undertake advertising and promotion of Shares as it believes reasonable in connection with solicitation of Shares;

3.	Compensate dealers for activities described under the Dealer Agreement to sell Shares.

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Schedule C
Corporate Structure
As referenced in Section 5 (g), Underwriter, BHIL Distributors, Inc., is a wholly-owned subsidiary of Diamond Hill Investment Group, Inc. Diamond Hill Investment Group, Inc. is a public company trading under the NASDAQ symbol DHIL and may be included in certain market capitalization-based equity indices used to track the stock market. For more information on Diamond Hill, visit www.diamond-hill.com.
Trust and Investment Adviser acknowledge that Underwriter is a wholly-owned subsidiary of a publicly-held company, as described in Schedule B, and agrees to abide by the requirements of Rule 12d3-1 of the Act prohibiting Trust from acquiring shares of the Underwriter or its affiliates.

Acknowledgement by Trust:
/s/ Scott Englehart
Name:	Scott Englehart
Title:	President

Acknowledgement by Investment Adviser:

/s/ Michael Allison	/s/ Jayson Vowles

Name: Michael Allison	Jayson Vowles
Title: Partner	Partner
As of the Effective Date of the Agreement

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Schedule D
(Effective July 21, 2011)
This Schedule D shall apply to the Shares of the Funds in the Trust and any other series that may be started in the future as outlined on Schedule A and amended from time to time.
The obligation to pay the fee shall begin as of the date of the initial public sale of shares of each Fund.
Fees to be paid to BHIL:
•	Distributor & Statutory Underwriter Fees:
•	Base Fee: $5,000 annual fee
•	Out of Pocket Expenses:
Printing & Postage, Bank Charges, FINRA, federal, state and other Regulatory Registrations, Filings and Related Fees (including rep. licensing, sales literature and financial/gross income expenses), Travel to Client Board Meetings, NSCC Fees, Record Retention and reasonable allocation of judgments, fines or reasonable costs incurred by Underwriter for investigations, litigation or remediation attributable to actions taken by Trust or its agents in contravention of applicable laws, regulatory requirements or internal policies.

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